Exhibit 99.1

HP TO ACQUIRE ARCSIGHT, INC. September 13, 2010

IMPORTANT INFORMATION  THIS PRESENTATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY ARCSIGHT COMMON STOCK HAS NOT YET COMMENCED AND WILL BE MADE ONLY PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT HP INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.  THOSE MATERIALS SHOULD BE READ CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.  ONCE FILED, COPIES OF THE TENDER OFFER STATEMENT, THE OFFER TO PURCHASE AND RELATED DOCUMENTS WILL BE MADE AVAILABLE TO ARCSIGHT STOCKHOLDERS AT NO EXPENSE TO THEM.  IN ADDITION, THOSE MATERIALS WILL BE AVAILABLE AT NO CHARGE FROM THE SECURITIES AND EXCHANGE COMMISSION THROUGH THE COMMISSION'S WEB SITE AT WWW.SEC.GOV.    This presentation contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, the target company’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in HP’s SEC reports, including but not limited to the risks described in HP’s Annual Report on Form 10-K for its fiscal year ended October 31, 2009 and Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2010.  HP assumes no obligation and does not intend to update these forward-looking statements.

WHAT’S THE NEWS... HP has signed a definitive agreement to acquire ArcSight, Inc., a leading security and compliance company  Transaction: $43.50 per share| All cash offer | Expected to close by end of calendar 2010 Company: Founded in 2000 | Cupertino, USA | 512 employees | 1000+ customers FY10 Revenue: $181.4M | Approximately 40% CAGR over the last 3 years

THE CUSTOMER PROBLEM Today’s security solutions cannot meet the needs of the modern enterprise ESCALATING COMPLEXITY Composite applications & hybrid IT accessible from anywhere ESCALATING THREATS Critical applications and information under sophisticated attack ESCALATING REGULATION Governance & compliance is increasingly costly HP + ArcSight: Aligning IT and security operations enables a new approach to reducing risk, improving security and lowering the cost of compliance

HOW WILL WE DO THIS? Design, visibility, context and remediation BROADEST VISIBILITY IN-CONTEXT EVALUATION FASTER REMEDIATION BUILD-IN SECURITY Comprehensive view of  IT & security activity Detect threats and risks by correlating in real-time Closed loop remediation of issues Immunize your applications at design time

BROADER HP SOFTWARE STRATEGY Build|Operate|Secure BUILD OPERATE SECURE Accelerate application and service delivery Lowest cost operations for complex IT Proactively reduce application & information risk  HP’s software, services, and converged infrastructure portfolio, including TippingPoint, helps customers  reduce risk, improve security, and lower the cost of compliance...

THE SECURE STRATEGY

WE MAKE APPLICATIONS WORK IN THE MODERN ENTERPRISE Our core design principles Real-time business perspective  Simple solutions for the most complex problems Deliver a modern user experience.. for the mid-to-large enterprise BTO Software  Leader in IT Management Applications Build and deploy Operations Manage and automate Planning & Governance Manage cost, quality, and business risk of applications and services HP Converged Infrastructure Server – Storage – Network HP Services ES – TS – PSO The Application Lifecycle Release Change

MODERN ENTERPRISES FACE MODERN SECURITY CHALLENGES HP Converged Infrastructure Server – Storage – Network HP Services ES – TS – PSO Applications Build and deploy Operations Manage and automate Planning & Governance Manage cost, quality, and business risk of applications and services Security & Risk Management Escalating threats, regulation, & complexity CIO’s new role... Broker of Services Mobility and consumerization (borderless) Composite applications Hybrid IT (Virtualization – SaaS/PaaS – Multi-Sourcing) High Velocity Application Modernization New stacks New delivery Release Change The Application Lifecycle

NEW CHALLENGES REQUIRE A PROACTIVE, HOLISTIC APPROACH HP Converged Infrastructure HP Services Applications Build and deploy Operations Manage and automate Planning & Governance Manage cost, quality, and business risk of applications and services Security & Risk Management  Escalating threats, regulation, & complexity CIO’s new role Broker of Services Mobility and consumerization (borderless) Composite applications Hybrid IT (Virtualization – SaaS/PaaS – Multi-Sourcing) High Velocity Application Modernization New stacks New delivery Release Change The Application Lifecycle Security managed services Secure infrastructure Enterprise risk and threat management Software security assurance Security event and information management

# WITH ARCSIGHT, HP WILL OFFER LEADERSHIP IN KEY SECURITY CATEGORIES



Planning & Governance
Manage cost, quality, and business risk of applications and services
Holistic enterprise risk and threat mgmt (ArcSight - pending)
Security & Risk Management
Software security assurance (Fortify - pending)
Security event and information mgmt (ArcSight - pending)
Pro-actively secure the application lifecycle (#1)
The Application Lifecycle
Real-time & comprehensive risk assessment and automated remediation (#1)
Release
Applications
Build and deploy
Automate application deployment (Stratavia)
Operations
Manage and automate
Change
Provide insight into software security vulnerabilities
Composite applications
Hybrid IT (Virtualization – SaaS/PaaS – Multi-Sourcing)
HP Services
Security managed services (ES)
HP Converged Infrastructure
Network security (Tipping Point)

11 ©2010 Hewlett-Packard Company

HOW THE COMBINED SOLUTION WILL BE ABLE TO HELP Build it Deliver modern applications with security built in Deploy it Automate the release of composite applications into dynamic, hybrid operations See it Monitor the high volume of real-time events and activity Understand it Assess risk and business impact with event analysis and correlation and a run-time service model Fix it Automate remediation for business continuity Design it in Validate and fix application vulnerabilities in software design... and we can do it for you with our security expertise HP Converged Infrastructure HP Services Applications Build and deploy Operations Manage and automate Planning & Governance Manage cost, quality, and business risk of applications and services Security & Risk Management Proactive, holistic, and real time Composite applications Hybrid IT (Virtualization – SaaS/PaaS – Multi-Sourcing) Release Change The Application Lifecycle

HP TO ACQUIRE ARCSIGHT, INC. September 13, 2010